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INVESTMENT COMPANY BLANKET BOND

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA
(A stock Insurance Company, herein Called the Underwriter)

DECLARATIONS

BOND NUMBER
6214354

Item 1. Name of Insured — Global X Funds

Principal Address: Attn: Joseph Costello
600 Lexington Ave, 20th Floor
New York, NY 10022

(Herein called the Insured)

Item 2. Bond Period from 12:01 a.m on 10/10/2018 to 12:01 a.m. on 10/10/2019.

The effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of the said dates.

Item 3. Limit of Liability –
Subject to Section 9, 10, and 12 hereof:

	Limit of Liability	Deductible Amount
Insuring Agreement A – FIDELITY	$2,500,000	$0
Insuring Agreement B – AUDIT EXPENSE	$25,000	$5,000
Insuring Agreement C – ON PREMISES	$2,500,000	$5,000
Insuring Agreement D – IN TRANSIT	$2,500,000	$5,000
Insuring Agreement E – FORGERY ORALTERATION	$2,500,000	$5,000
Insuring Agreement F – SECURITIES	$2,500,000	$5,000
Insuring Agreement G – COUNTERFEIT CURRENCY	$2,500,000	$5,000
Insuring Agreement H – STOPPAYMENT	$25,000	$5,000
Insuring Agreement I – UNCOLLECTIBLE ITEMS OF DEPOSIT	$25,000	$5,000

OPTIONAL COVERAGE SADDED BY RIDER:

Insuring Agreement J – COMPUTERSYSTEMS	$2,500,000	$5,000
Insuring Agreement K – UNAUTHORIZED SIGNATURES	$25,000	$5,000
Insuring Agreement L – AUTOMATED PHONE SYSTEMS	$2,500,000	$5,000
Insuring Agreement M – TELEFAC SIMILE	$2,500,000	$5,000

If "Not Covered" is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted there from.

Item 4. Office or Premises Covered – Offices acquired or established subsequent to the effective date of this bond are covered according to the terms of General Agreement A. All other Insured's offices or premises in existence at the time this bon becomes effective are covered under this bond except the offices or premises located as follows:
No Exceptions

Item 5. The Liability of the Underwriter is subject to the terms of the following riders attached hereto:
103012 (10/09), 103003 (10/09), 89644 (7/05), 103004 (10/09), 103014 (10/09), 103005 (10/09), 103011 (10/09), Claims Expense Rider, Automatic Coverage and Limit Increase Rider

91222 (12/09), SR5538, 41206 (9/84), 119503 (10/13), 113022 (10/12), Amended Named Insured Rider,

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Item 6. The Insured by the acceptance of this bond gives notice to the Underwriter terminating or cancelling prior bond(s) or policy(ies) No.(s) N/A such termination or cancellation to be effective as of the time this bond becomes effective.

Item 7. Premium Amount: $5,387.00
FHFC – Florida Hurricane Fund:
Total Premium: $5,387.00

Issue Date: 08/09/2018

By:

Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA RIDER No. 1 To be attached to and form part of Bond No 6214354. in favor of Global X Funds. effective as of 10/10/2018. In consideration of the premium charged for the attached bond, it is hereby agreed that: 1. From and after the time this rider becomes effective the Insured under the attached bond are: Global X Autonomous & Electric Vehicles ETF Global X SuperIncome Preferred ETF Global X Future Analytics Tech ETF Global X SuperDividend U.S. ETF Global X S&P 500 Quality Dividend ETF Global X MSCI Nigeria ETF Global X TargetIncome 5 ETF Global X MLP and Energy Infrastructure ETF Global X TargetIncome Plus 2 ETF Global X Next Emerging & Frontier ETF Global X MSCI Colombia ETF Global X MSCI Portugal ETF Global X MSCI Norway ETF Global X JPMorgan Efficiente Index ETF Global X FTSE Nordic Region ETF Global X JPMorgan US Sector Rotator Index ETF Global X China Consumer ETF Global X MSCI SuperDividend Emerging Markets ETF Global X China Energy ETF Global X SuperDividend REIT ETF Global X China Financials ETF Global X MSCI Pakistan ETF Global X China Industrials ETF Global X Scientific Beta US ETF Global X NASDAQ China Technology ETF Global X Scientific Beta Europe ETF Global X China Materials ETF Global X Scientific Beta Japan ETF Global X Silver Miners ETF Global X Scientific Beta Asia ex-Japan ETF Global X Copper Miners ETF Global X YieldCo Index ETF Global X Gold Explorers ETF Global X SuperDividend Alternatives ETF Global X Lithium and Battery Tech ETF Global X S&P 500 Catholic Values ETF Global X Uranium ETF Global X Health & Wellness Thematic ETF Global X MSCI Argentina ETF Global X Longevity Thematic ETF Global X FTSE Southeast Asia ETF Global X Millennials Thematic ETF Global X Fertilizers/Potash ETF Global X Conscious Companies ETF Global X SuperDividend ETF Global X FinTech ETF Global X MLP ETF Global X Internet of Things ETF Global X Social Media ETF Global X Robotics & Artificial Intelligence ETF Global X MSCI Greece ETF Global X MSCI SuperDividend EAFE ETF Global X Guru Index ETF Global X Founder-Run Companies ETF Global X U.S. Infrastructure Development ETF Global X U.S. Preferred ETF Global X Adaptive U.S. Factor ETF Global X Genomics ETF Global X E-commerce ETF 2. The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond. 3. Knowledge possessed or discovery made by the Corporate Risk Management Department, Internal Audit Department, or General Counsel Department, of any Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured. 4. If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective. 5. The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss. SR 5538

6. If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond. 7. The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified. 8. This rider shall become effective as 12:01 a.m. on 10/10/2018. Signed, Sealed and dated By: Authorized Representative SR 5538

This endorsement, effective at 12:01 A.M 10/10/2018 forms a part of Policy number 6214354 Issued to: Global X Funds By: National Union Fire Ins of Pittsburgh THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY COVERAGE TERRITORY ENDORSEMENT Payment of loss under this policy shall only be made in full compliance with all United States of America economic or trade sanctions laws of regulations, including, but not limited to, sanctions, laws and regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“ OFAC” ) ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED. American International G roup, Inc. All rights reserved By: Authorized Representative 89644 (7/05)

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA INSURING AGREEMENT J Computer Systems To be attached to and form part of Bond No. 6214354. in favor of Global X Funds. It is agreed that: 1. The attached bond is amended by adding an additional insuring agreement as follows: COMPUTER SYSTEMS Loss resulting directly from a fraudulent (1) Entry of data into, or (2) Change of data or programs within a Computer System; provided the fraudulent entry or change causes (a) Property to be transferred paid or delivered, (b) an account of the Insured, or of its customer, to be added, deleted, debited or credited: (c) an unauthorized account of a fictitious account to be debited or credited; (3) Voice instructions or advices having been transmitted to the Insured or its agent(s) by telephone; and provided further, the fraudulent entry or change is made or caused by an individual acting with the intent to: (i) cause the Insured or its agent(s) to sustain a loss, and (ii) obtain financial benefit for that individual or for other persons intended by that individual to receive financial benefit, (iii) and further provided such voice instruction or advices: (a) were made by a person who purported to represent an individual authorized to make such voice instruction or advices; and (b) were electronically recorded by the Insured or its agent(s). (4) It shall be a condition to recovery under the Computer Systems Rider that the Insured or its agent(s)shall to the best of their ability electronically record all voice instructions or advices received over telephone. The Insured or its agent(s) warrant that they shall make their best efforts to maintain the electronic recording system on a continuous basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record conversation from any cause, or error or omission of any Employee(s) or agent(s) of the Insured. SCHEDULE OF SYSTEMS 103003 (10/09) 1

All computer systems utilized by the Insured. 2. As used in this Rider, Computer System means: (a) computers with related peripheral components, including storage components, wherever located, (b) systems and application software, (c) terminal devices, (d) related communication networks or customer communication systems, and (e) related Electronic Funds Transfer Systems, by which data are electronically collected, transmitted, processed, stored, and retrieved. 3. In addition to the exclusions in the attached bond, the following exclusions are applicable to this Insuring Agreement: (a) loss resulting directly or indirectly from the theft of confidential information, material or data; and (b) loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System. 4. The following portions of the attached bond are not applicable to this Rider: (a) the initial paragraph of the bond preceding the Insuring Agreements which reads "...at any time but discovered during the Bond Period." (b) Section 9-NON-REDUCTION AND NON-ACCUMULATION OF LIABILITY AND TOTAL LIABILITY (c) Section 10-LIMIT OF LIABILITY 5. The Coverage afforded by this rider applies only to loss discovered by the Insured during the period this Rider is in force. 6. All loss or series of losses involving the fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as one loss. A Series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss. 7. The Limit of Liability for the coverage provided by this Rider shall be ($2,500,000), it being understood however, that such liability shall be part of and not in addition to the Limit of Liability stated in Item 3 of the Declarations of the attached bond. 8. The Underwriter shall be liable hereunder for the amount by which one loss shall be in excess of $5,000, (herein called the Deductible amount) but not in excess of the Limit of Liability stated above. 9. If any loss is covered under this Insuring Agreement and any other Insuring Agreement or Coverage, the maximum amount payable for such loss 103003 (10/09) 2 shall not exceed the largest amount available under any one Insuring Agreement or Coverage. 10. Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached. Coverage under this rider may also be terminated or cancelled without cancelling the bond as an entirety: (a) 60 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or (b) Immediately upon receipt by the Underwriter of a written request from the Insured to terminate or cancel coverage under this Rider. The Underwriter shall refund to the Insured the unearned premium for this coverage under this Rider. The refund shall be computed at short rates if this Rider is terminated or cancelled or reduced by notice from, or at the instance of, the Insured. 11. Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the Conditions and Limitations of this bond is amended by adding the following sentence: "Proof of Loss resulting from Voice Instructions or advices covered under this bond shall include Electronic Recording of such Voice Instructions or advices." 12. Not withstanding the foregoing, however, coverage afforded by this Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written. Any loss which is covered under such separate Policy is excluded from coverage under this bond; and the Insured agrees to make claim for such loss under its separate Policy. 13. Nothing herein contained shall be held to vary, alter, waiver or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated. 14. This rider shall become effective at 12:01 a.m. Standard time on 10/10/2018. By: Authorized Representative 103003 (10/09) 3

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA INSURING AGREEMENT K To be attached to and form a part of Investment Company Blanket Bond No 6214354. in favor of Global X Funds. It is agreed that: (1) The attached bond is amended by adding an additional Insuring Agreement as follows: UNAUTHORIZED SIGNATURES Loss resulting directly from the insured having accepted, paid or cashed any check or withdrawal order, draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account. (2) It shall be a condition precedent to the Insured's right of recovery under this rider that the Insured shall have on file signatures all persons who are authorized signatories on such account. (3) The Single Loss Limit of Liability for the coverage provided by this rider shall be $25,000, it being understood, however, that such liability shall be part of, and not in addition to, the Aggregate Limit of Liability stated in item 3. of the Declarations of the attached bond. (4) The Underwriter shall not be liable under the Unauthorized Signatures Rider for any loss on account of any instrument unless the amount of such instrument shall be excess of $5,000, (herein called Deductible Amount), and unless such loss on account of such instrument, after deducting all recoveries on account of such instrument made prior to the payment of such loss by the Underwriter, shall be in excess of such Deductible Amount and then for such excess only, but in no event more than the amount of the attached bond, or the amount of coverage under the Unauthorized Signatures Rider, if the amount of such coverage is less than the amount of the attached bond. (5) Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than as above stated. (6) The rider is effective as of 12:01 a.m. standard time on 10/10/2018 as specified in the bond. By : Authorized Representative 103004 (10/09)

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA INSURING AGREEMENT L To be attached to and form part of Bond No 6214354. Issued to Global X Funds. It is agreed that: 1. The attached bond is amended by adding an additional Insuring Agreement as follows: AUTOMATED PHONE SYSTEM I. Loss caused by an Automated Phone System (“ APS” ) Transaction, where the request for such APS Transaction is unauthorized or fraudulent and is made with the manifest intent to deceive; provided, that the entity which receives such request generally maintains and follows during the bond Period all APS Designated Procedures with respect to APS Transactions. The Unintentional isolated failure of such entity to maintain and follow a particular APS Designated Procedure in a particular instance shall not preclude coverage under this Insuring Agreement, subject to the exclusions herein and in the Bond. 1. Definitions. The following terms used in this Insuring Agreement shall have the following meanings: a. “ APS Transaction” means any APS Redemption, APS Exchange or APS Election. b. “ APS Redemption” means any redemption of shares issued by an Investment Company which is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad. c. “ APS Election” means any election concerning dividend options available to Fund Shareholders which is made over the telephone by means of information transmitted by an individual caller through use of a telephone keypad. d. “ APS Exchange” means any exchange of shares in a registered account of one Fund into shares in an identically registered account of another Fund in the same complex pursuant to exchange privileges of the two Funds, which exchange is requested over the telephone by means of information transmitted by an individual caller through use of a telephone keypad. e. “ APS Designated Procedures” means all of the following procedures: 103014 (10/09) 1

(1) Election in Application: No APS Redemption shall be executed unless the shareholder to whose account such an APS Redemption relates has previously elected by Official Designation to permit such APS Redemption. (2) Logging: All APS Transaction requests shall be logged or otherwise recorded, so as to preserve all of the information transmitted by an individual caller through use of a telephone keypad in the course of such a request, and the records shall be retained for at least six months. (a) Information contained in the records shall be capable of being retrieved through the following methods: audio tape and or transacti ons stored on computer disks (b) Information contained in the records shall be capable of being retrieved and produced within a reasonable time after retrieval of specific information is requested, at a success rate of no less than 85 percent. (3) Identity Test: The identity of the caller in any request for an APS Transaction shall be tested before execution of that APS Transaction by requiring the entry by the caller of a confidential personal identification number (“ PIN” ) (a) Limited Attempts to Enter PIN: If the caller fails to enter a correct PIN within three attempts, the caller must not be allowed additional attempts during the same (telephone call/twenty-four hour day) to enter the PIN (4) Written Confirmation: A written confirmation of any APS Transaction shall be mailed to the shareholder(s) to whose account such APS Transaction relates, at the original record address, by the end of the Insured’s next regular processing cycle, but in no event later than five business days following such APS Transaction. (5) Access to APS Equipment: Access to the equipment which permits the entity receiving the APS Transaction request to process and effect the transaction shall be limited in the following manner: 2. Exclusions. It is further understood and agreed that this extension shall not cover: a. Any loss covered under Insuring Agreement A. “ Fidelity” , of this Bond; b. Any loss resulting from: (1) The redemption of shares, where the proceeds of such redemption are made payable to other than (i) the shareholder of record, or 103014 (10/09) 2

(ii) a person officially Designated to receive redemption proceeds, or (iii) a bank account officially Designated to receive redemption proceeds, or (2) The redemption of shares, where the proceeds of such redemption are paid by check mailed to any address, unless such address has either been (i) designated by voice over the telephone or in writing without a signature guarantee, in either case at least thirty (30) days prior to such redemption, or (ii) Officially Designated, or (iii) Verified by any other procedures which may be stated below in this Rider, or (3) The redemption of shares, where the proceeds of such redemption are paid by wire transfer to other than the shareholder’s officially Designated bank account, or (4) The Intentional failure to adhere to one or more APS Designated Procedures. 2. Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions or provisions of the attached bond other than above stated. 3. This rider shall become effective as of 12:01 a.m. on 10/10/2018, standard time as specified in the bond. By: Authorized Representative 103014 (10/09) 3

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA INSURING AGREEMENT M TELEFACSIMILE TRANSMISSIONS To be attached to and form part of Investment Company Blanket Bond No. 6214354. issued to Global X Funds. It is agreed that: 1. The attached bond is amended by adding an additional Insuring Agreement as follows: TELEFACSIMILE TRANSMISSIONS Loss resulting by reason of the Insured having transferred, paid or delivered any funds or Property, established any credit, debited any account, or given any value relying on any fraudulent instructions sent by a customer or financial institution by Telefacsimile Transmission directed to the Insured, authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, debiting of any account, or the giving of value by the Insured, but only if such telefacsimile instructions: i) bear a valid test key exchanged between the Insured and a customer or another financial institution with authority to use such test key for Telefacsimile instructions in the ordinary course of business, but which test key has been wrongfully obtained by a person who was not authorized to initiate, make, validate or authenticate a test key arrangement; and ii) fraudulently purport to have been sent by such customer or financial institution, but which telefacsimile instruction were transmitted without the knowledge or consent of such customer or financial institution by a person other than such customer or financial institution and which bear a forged signature. As used in this Insuring Agreement, “ Telefacsimile” means a system of transmitting written documents by electronic signals over telephone lines to equipment maintained by the Insured within its communication room for the purposes of reproducing a copy of said document. It does not mean electronic communication sent by Telex, TWC, or electronic mail, or Automated Clearing House. 2. The Single Loss Limit of Liability for the coverage provided under the TELEFACSIMILE TRANSMISSIONS Insuring Agreement shall be it being understood, however, that such liability shall be part of, and not in addition to, the aggregate limit of liability stated in Item 3 of the Declaration of the attached bond. 3. The Underwriter shall be liable hereunder for the amount by which a Single Loss exceeds the Deductible Amount of $2,500,000, but not in excess of the Single Limit of Liability stated above. 103005 (10/09) 1

4. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations conditions or agreements of the attached bond other than as above stated. 5. This rider is effective as of 12:01 a.m. on 10/10/2018,standard time as specified in the attached bond. By: Authorized Representative 103005 (10/09) 2

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA OMNIBUS WORDING This endorsement, effective 12:01 a.m. 10/10/2018forms a part of policy number 6214354 issued to Global X Funds. It is agreed that: 1. If the Insured shall, while this bond is in force, establish any new funds other than by consolidation or merger with, purchase or acquisition of assets or liabilities of, another institution, such funds shall automatically be covered hereunder from the date of such establishment without the payment of additional premium for the remainder of the premium period. 2. If the Insured shall, while this bond is in force, require an increase in limits to comply with SEC Reg. 17g-1, due to an increase in asset size of current funds insured under the bond or by the addition of new funds, the Insured shall notify the Underwriter of such required increase in limits within 30 days of such increase in asset size and the Insured shall be entitled to receive from the Underwriter within 15 days of the Underwriter’s receipt of such notice an offer for coverage hereunder for such increase in limits from the date of such increase in assets. Such coverage for increase in asset size shall be conditioned upon the Insured paying the Underwriter the required additional premium for such increase in limits, which additional premium shall be in amount determined in the sole and absolute discretion of the Underwriter. 3. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations conditions or agreements of the attached bond other than as above stated. By: Authorized Representative 103011 (10/09)

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA AMENDMENT TO TERMINATION To be attached to and form part of Investment Company Blanket Bond No. 6214354. in favor of Global X Funds. It is agreed that: 1. The attached bond is hereby amended by deleting Section 13. TERMINATION in its entirety and replacing it with the following: SECTION13. TERMINATION The Underwriter may terminate this bond as an entirety by furnishing written notice specifying the termination date which cannot be prior to 90 days after the receipt of such written notice by each Investment Company named as Insured and the Securities and Exchange Commission, Washington, D.C. The Insured may terminate this bond as an entirety by furnishing written notice to the Underwriter. When the Insured cancels, the Insured shall furnish written notice to the Securities and Exchange Commission, Washington, D.C. prior to 90 days before the effective date of the termination. The Underwriter shall notify all other Investment Companies named as Insured of the receipt of such termination notice and the termination cannot be effective prior to 90 days after receipt of written notice by all other Investment Companies. Premiums are earned until the termination date as set forth herein. This Bond will terminate as to any one Insured (other than a registered management investment company) immediately upon taking over of such Insured by a receiver or other liquidator or by State or Federal officials, or immediately upon the filing of a petition under any State or Federal statute relative to bankruptcy or reorganization of the Insured, or assignment for he benefit of creditors of the Insured, or immediately upon such Insured ceasing to exist, whether through merger into another entity, or by disposition of all of its assets. This Bond will terminate as to any registered management investment company upon the expiration of 90 days after written notice has been given to the Securities and Exchange Commission, Washington, D.C. The Underwriter shall refund the unearned premium computed at short rates in accordance with the standard short rate cancellation tables if terminated by the Insured or pro rata terminated for any other reason. This bond shall terminate a. as to any Employee as soon as any partner, officer or supervisory Employee of the Insured, who is not in collusion with such Employee, shall learn of any dishonest or fraudulent act(s), including Larceny or Embezzlement on the part of such Employee without prejudice to the loss of any Property then in transit in the custody of such Employee and upon the expiration of ninety (90) days after written notice has been given to the Securities and Exchange Commission, Washington, D.C. (See Section 16(d)) and to the Insured Investment Company, or 103012 (10/09) 1

b. as to any Employee 90 days after receipt by each Insured and by the Securities and Exchange Commission of a written notice from the Underwriter of its desire to terminate this bond as to such Employee, or c. as to any person, who is a partner, officer or employee of any Electronic Data Processor covered under this bond, from and after the time that the Insured or any partner or officer thereof not in collusion with such person shall have knowledge or information that such person has committed any dishonest or fraudulent act(s), including Larceny or Embezzlement in the service of the Insured or otherwise, whether such act be committed before or after the time this bond is effective and upon the expiration of ninety (90) days after written notice has been given by the Underwriter to the Securities and Exchange Commission, Washington DC and to the insured Investment Company. 2 Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than as above stated. 3 This rider is effective as of 12:01 a.m. on 10/10/2018. By: Authorized Representative 103012 (10/09) 2

INVESTMENT COMPANY BLANKET BOND The Underwriter, in consideration of an agreed premium, and subject to the Declarations made a part hereof, the General Agreements, Conditions and Limitations and other terms of this bond, agrees with the Insured, in accordance with the Insuring Agreements hereof to which an amount of insurance is applicable as set forth in Item 3 of the Declarations and with respect to loss sustained by the Insured at any time but discovered during the Bond Period, to indemnify and hold harmless the Insured for: INSURING AGREEMENTS (A) FIDELITY concerned or implicated or with respect to any one audit or examination is limited to the amount stated Loss resulting from any dishonest or fraudulent opposite Audit Expense in Item 3 of the Declarations; act(s), including Larceny or Embezzlement committed it being understood, however, that such expense shall by an Employee, committed anywhere and whether be deemed to be a loss sustained by the Insured committed alone or in collusion with others, including through any dishonest or fraudulent act(s), including loss of Property resulting from such acts of an Larceny or Embezzlement of one or more of the Employee, which Property is held by the Insured for Employees and the liability under this paragraph shall any purpose or in any capacity and whether so held be in addition to the Limit of liability stated in Insuring gratuitously or not and whether or not the Insured is Agreement (A) in Item 3 of the Declarations. liable therefor. (C) ON PREMISES Dishonest or fraudulent act(s) as used in this Insuring Agreement shall mean only dishonest or Loss of Property (occurring with or without fraudulent act(s) committed by such Employee with negligence or violence) through robbery, burglary, the manifest intent: Larceny, theft, holdup, or other fraudulent means, misplacement, mysterious unexplainable (a) to cause the Insured to sustain such loss; disappearance, damage thereto or destruction thereof, and abstraction or removal from the possession, custody (b) to obtain financial benefit for the Employee, or control of the Insured, and loss of subscription, or for any other person or organization conversion, redemption or deposit privileges through intended by the Employee to receive such the misplacement or loss of Property, while the benefit, other than salaries, commissions, Property is (or is supposed or believed by the Insured fees, bonuses, promotions, awards, profit to be) lodged or deposited within any offices or sharing, pensions or other employee premises located anywhere, except in an office listed benefits earned in the normal course of in Item 4 of the Declarations or amendment thereof employment. or in the mail or with a carrier for hire other than an armored motor vehicle company, for the purpose of (B) AUDIT EXPENSE transportation. Expense incurred by the Insured for that part of Offices and Equipment the costs of audits or examinations required by any governmental regulatory authority to be conducted (1) Loss of or damage to, furnishings, fixtures, either by such authority or by an independent stationery, supplies or equipment, within any accountant by reason of the discovery of loss of the Insured's offices covered under this sustained by the Insured through any dishonest or bond caused by Larceny or theft in, or by fraudulent act(s), including Larceny or Embezzlement burglary, robbery or holdup of such office, of any of the Employees. The total liability of the or attempt thereat, or by vandalism or Underwriter for such expense by reason of such acts malicious mischief; or of any Employee or in which such Employee is 41206 (9/84) 1

(2) loss through damage to any such office by shareholder or subscriber to shares, whether Larceny or theft in, or by burglary, robbery certificated or uncertificated, of an Investment or holdup of such office or attempt thereat, Company, financial or banking institution or or to the interior of any such office by stockbroker, withdrawal orders or receipts for the vandalism or malicious mischief provided, in withdrawal of funds or Property, or receipts or any event, that the Insured is the owner of certificates of deposit for Property and bearing the such offices, furnishings, fixtures, name of the Insured as issuer, or of another stationery, supplies or equipment or is Investment Company for which the Insured acts as legally liable for such loss or damage, agent, excluding, however, any loss covered under always excepting, however, all loss or Insuring Agreement (F) hereof whether or not damage through fire. coverage for Insuring Agreement (F) is provided for in the Declarations of this bond. (D) IN TRANSIT Any check or draft (a) made payable to a Loss of Property (occurring with or without fictitious payee and endorsed in the name of such negligence or violence) through robbery, Larceny, fictitious payee or (b) procured in a transaction with theft, holdup, misplacement, mysterious unexplainable the maker or drawer thereof or with one acting as an disappearance, being lost or otherwise made away agent of such maker or drawer or anyone with, damage thereto or destruction thereof, and loss impersonating another and made or drawn payable to of subscription, conversion, redemption or deposit the one so impersonated and endorsed by anyone privileges through the misplacement or loss of other than the one impersonated, shall be deemed to Property, while the Property is in transit anywhere in be forged as to such endorsement. the custody of any person or persons acting as messenger, except while in the mail or with a carrier Mechanically reproduced facsimile signatures for hire, other than an armored motor vehicle are treated the same as handwritten signatures. company, for the purpose of transportation, such transit to begin immediately upon receipt of such (F) SECURITIES Property by the transporting person or persons, and to end immediately upon delivery thereof at destination. Loss sustained by the Insured, including loss sustained by reason of a violation of the constitution, (E) FORGERY OR ALTERATION by-laws, rules or regulations of any Self Regulatory Organization of which the Insured is a member or Loss through FORGERY or ALTERATION which would have been imposed upon the Insured by of, on or in any bills of exchange, checks, drafts, the constitution, by-laws, rules or regulations of any acceptances, certificates of deposit. promissory notes, Self Regulatory Organization if the Insured had been or other written promises, orders or directions to pay a member thereof, sums certain in money, due bills, money orders, warrants, orders upon public treasuries, letters of (1) through the Insured’s having, in good faith credit, written instructions, advices or applications and in the course of business, whether for directed to the Insured, authorizing or acknowledging its own account or for the account of the transfer, payment, delivery or receipt of funds or others, in any representative, fiduciary, Property, which instructions or advices or applications agency or any other capacity, either purport to have been signed or endorsed by any gratuitously or otherwise, purchased or customer of the Insured, shareholder or subscriber to otherwise acquired, accepted or received, shares, whether certificated or uncertificated, of any or sold or delivered, or given any value, Investment Company or by any financial or banking extended any credit or assumed any institution or stockbroker but which instructions, liability, on the faith of, or otherwise acted advices or applications either bear the forged upon, any securities, documents or other signature or endorsement or have been altered written instruments which prove to have without the knowledge and consent of such customer, been 41206 (9/84) 2

(a) counterfeited, or (G) COUNTERFEIT CURRENCY (b) forged as to the signature of any maker, drawer, issuer, endorser, Loss through the receipt by the Insured, in good assignor, lessee, transfer agent or faith, of any counterfeited money orders or altered registrar, acceptor, surety or guarantor paper currencies or coin of the United States of or as to the signature of any person America or Canada issued or purporting to have been signing in any other capacity, or issued by the United States of America or Canada or (c) raised or otherwise altered, or lost, or issued pursuant to a United States of America or stolen, or Canadian statute for use as currency. (2) through the Insured’s having, in good faith (H) STOP PAYMENT and in the course of business, guaranteed in writing or witnessed any signatures Loss against any and all sums which the whether for valuable consideration or not Insured shall become obligated to pay by reason of and whether or not such guaranteeing or the Liability imposed upon the Insured by law for witnessing is ultra vires the Insured, upon damages: any transfers, assignments, bills of sale, powers of attorney, guarantees, For having either complied with or failed to endorsements or other obligations upon or comply with any written notice of any in connection with any securities, customer, shareholder or subscriber of the documents or other written instruments and Insured or any Authorized Representative of which pass or purport to pass title to such such customer, shareholder or subscriber to securities, documents or other written stop payment of any check or draft made or instruments; EXCLUDING, losses caused drawn by such customer, shareholder or by FORGERY or ALTERATION of, on or subscriber or any Authorized Representative of in those instruments covered under Insuring such customer, shareholder or subscriber, or Agreement (E) hereof. For having refused to pay any check or draft Securities, documents or other written made or drawn by any customer, shareholder or instruments shall be deemed to mean subscriber of the Insured or any Authorized original (including original counterparts) Representative of such customer, shareholder negotiable or non-negotiable agreements or subscriber. which in and of themselves represent an equitable interest, ownership, or debt, (I) UNCOLLECTIBLE ITEMS OF DEPOSIT including an assignment thereof which instruments are in the ordinary course of Loss resulting from payments of dividends or business, transferable by delivery of such fund shares, or withdrawals permitted from any agreements with any necessary customer’s, shareholder’s or subscriber’s account endorsement or assignment. based upon Uncollectible Items of Deposit of a customer, shareholder or subscriber credited by the The word "counterfeited" as used in this Insured or the Insured’s agent to such customer’s, Insuring Agreement shall be deemed to shareholder’s or subscriber’s Mutual Fund Account; mean any security, document or other or written instrument which is intended to deceive and to be taken for an original. loss resulting from any Item of Deposit processed through an Automated Clearing House Mechanically produced facsimile signatures which is reversed by the customer, shareholder or are treated the same as handwritten subscriber and deemed uncollectible by the Insured. signatures. 41206 (9/84) 3

Loss includes dividends and interest accrued Fire Insurance Company of Pittsburgh, PA for not to exceed 15% of the Uncollectible Items which Uncollectible Items of Deposit. Regardless of the are deposited. number of transactions between Fund(s), the minimum number of days of deposit within the This Insuring Agreement applies to all Mutual Fund(s) before withdrawal as declared in the Fund(s) Funds with “ exchange privileges” if all Fund(s) in the prospectus shall begin from the date a deposit was exchange program are insured by a National Union first credited to any Insured Fund(s). GENERAL AGREEMENTS A . ADDITIONAL OFFICES OR EMPLOYEES- The Underwriter will indemnify the Insured CONSOLIDATION OR MERGER-NOTICE against court costs and reasonable attorneys' fees incurred and paid by the Insured in defense, whether or 1. If the Insured shall, while this bond is in not successful, whether or not fully litigated on the force, establish any additional office or merits and whether or not settled of any suit or legal offices, such office or offices shall be proceeding brought against the Insured to enforce the automatically covered hereunder from the Insured's liability or alleged liability on account of any dates of their establishment, respectively. No loss, claim or damage which, if established against the notice to the Underwriter of an increase Insured, would constitute a loss sustained by the during any premium period in the number of Insured covered under the terms of this bond provided, offices or in the number of Employees at any however, that with respect to Insuring Agreement (A) of the offices covered hereunder need be this indemnity shall apply only in the event that given and no additional premium need be paid for the remainder of such premium period. (1) an Employee admits to being guilty of any dishonest or fraudulent act(s), including 2. If an Investment Company, named as Larceny or Embezzlement; or Insured herein, shall, while this bond is in (2) an Employee is adjudicated to be guilty of force, merge or consolidate with, or purchase any dishonest or fraudulent act(s), including the assets of another institution, coverage for Larceny or Embezzlement; such acquisition shall apply automatically (3) in the absence of (1) or (2) above an from the date of acquisition. The Insured arbitration panel agrees, after a review of shall notify the Underwriter of such an agreed statement of facts, that an acquisition within 60 days of said date, and an Employee would be found guilty of additional premium shall be computed only if dishonesty if such Employee were such acquisition involves additional offices or prosecuted. employees. The Insured shall promptly give notice to the B. WARRANTY Underwriter of any such suit or legal proceeding and at the request of the Underwriter shall furnish it with No statement made by or on behalf of the copies of all pleadings and other papers therein. At Insured, whether contained in the application or the Underwriter's election the Insured shall permit the otherwise, shall be deemed to be a warranty of Underwriter to conduct the defense of such suit or anything except that it is true to the best of the legal proceeding, in the Insured's name, through knowledge and belief of the person making the attorneys of the Underwriter's selection. In such statement. event, the Insured shall give all reasonable information and assistance which the Underwriter shall deem C. COURT COSTS AND ATTORNEYS' FEES necessary to the proper defense of such suit or legal (Applicable to all Insuring Agreements or proceeding. Coverages now or hereafter forming part of this bond) If the amount of the Insured's liability or alleged 41206 (9/84) 4 liability is greater than the amount recoverable under D. FORMER EMPLOYEE this bond, or if a Deductible Amount is applicable, or both, the liability of the Underwriter under this Acts of an Employee, as defined in this bond, General Agreement is limited to the proportion of are covered under Insuring Agreement (A) only while court costs and attorneys' fees incurred and paid by the Employee is in the Insured's employ. Should loss the Insured or by the Underwriter that the amount involving a former Employee of the Insured be recoverable under this bond bears to the total of such discovered subsequent to the termination of amount plus the amount which is not so recoverable. employment, coverage would still apply under Insuring Such indemnity shall be in addition to the Limit of Agreement (A) if the direct proximate cause of the Liability for the applicable Insuring Agreement or loss occurred while the former Employee performed Coverage. duties within the scope of his/her employment. THE FOREGOING INSURING AGREEMENTS AND GENERAL AGREEMENTS ARE SUBJECT TO THE FOLLOWING CONDITIONS AND LIMITATIONS: performing acts coming within the SECTION 1. DEFINITIONS scope of the usual duties of an officer or employee or while acting as a The following terms, as used in this bond, shall member of any committee duly elected have the respective meanings stated in this Section: or appointed to examine or audit or have custody of or access to the (a) "Employee" means: Property of the Insured, and (6) any individual or individuals assigned to (1) any of the Insured's officers, partners, perform the usual duties of an or employees, and employee within the premises of the (2) any of the officers or employees of any Insured, by contract, or by any agency predecessor of the Insured whose furnishing temporary personnel on a principal assets are acquired by the contingent or part-time basis, and Insured by consolidation or merger (7) each natural person, partnership or with, or purchase of assets or capital corporation authorized by written stock of such predecessor. and agreement with the Insured to perform (3) attorneys retained by the Insured to services as electronic data processor of perform legal services for the Insured checks or other accounting records of and the employees of such attorneys the Insured, but excluding any such while such attorneys or the employees processor who acts as transfer agent or of such attorneys are performing such in any other agency capacity in issuing services for the Insured, and checks, drafts or securities for the (4) guest students pursuing their studies or Insured, unless included under Sub- duties in any of the Insured's offices, section (9) hereof, and and (8) those persons so designated in Section (5) directors or trustees of the Insured, the 15, Central Handling of Securities, and investment advisor, underwriter (9) any officer, partner or Employee of (distributor), transfer agent, or shareholder accounting record keeper, a) an investment advisor, or administrator authorized by written b) an underwriter (distributor), agreement to keep financial and/or c) a transfer agent or shareholder other required records, but only while accounting record-keeper, or 41206 (9/84) 5

d) an administrator authorized by debts, debentures, scrip, certificates, interim written agreement to keep receipts, warrants, rights, puts, calls, financial and/or other required straddles, spreads, transfers, coupons, records, drafts, bills of exchange, acceptances, notes, checks, withdrawal orders, money for an Investment Company named as orders, warehouse receipts, bills of lading, Insured while performing acts coming conditional sales contracts, abstracts of title, within the scope of the usual duties of insurance policies, deeds, mortgages under an officer or Employee of any real estate and/or chattels and upon Investment Company named as Insured interests therein, and assignments of such herein, or while acting as a member of policies, mortgages and instruments, and any committee duly elected or other valuable papers, including books of appointed to examine or audit or have account and other records used by the custody of or access to the Property of Insured in the conduct of its business, and any such Investment Company, all other instruments similar to or in the provided that only Employees or nature of the foregoing including Electronic partners of a transfer agent, Representations of such instruments shareholder accounting record-keeper enumerated above (but excluding all data or administrator which is an affiliated processing records) in which the Insured person as defined in the Investment has an interest or in which the Insured Company Act of 1940, of an acquired or should have acquired an Investment Company named as Insured interest by reason of a predecessor's or is an affiliated person of the adviser, declared financial condition at the time of underwriter or administrator of such the Insured's consolidation or merger with, Investment Company, and which is not or purchase of the principal assets of, such a bank, shall be included within the predecessor or which are held by the definition of Employee. Insured for any purpose or in any capacity and whether so held by the Insured for any Each employer of temporary personnel purpose or in any capacity and whether so or processors as set forth in Sub- held gratuitously or not and whether or not Sections (6) and of Section 1(a) and the Insured is liable therefor. their partners, officers and employees shall collectively be deemed to be one (c) "Forgery" means the signing of the name of person for all the purposes of this bond, another with intent to deceive; it does not excepting, however, the last paragraph include the signing of one's own name with of Section 13. or without authority, in any capacity, for any purpose. Brokers, or other agents under contract or representatives of the same general (d) "Larceny and Embezzlement" as it applies character shall not be considered to any named Insured means those acts as Employees. set forth in Section 37 of the Investment Company Act of 1940. (b) "Property" means money (i.e.. currency, coin, bank notes, Federal Reserve notes), (e) "Items of Deposit" means any one or more postage and revenue stamps, U.S. Savings checks and drafts. Items of Deposit shall Stamps, bullion, precious metals of all kinds not be deemed uncollectible until the and in any form and articles made Insured's collection procedures have failed. therefrom, jewelry, watches, necklaces, bracelets, gems, precious and semi-precious SECTION 2. EXCLUSIONS stones, bonds, securities, evidences of 41206 (9/84) 6

THIS BOND DOES NOT COVER: securities transactions upon Security Exchanges or over the counter (a) loss effected directly or indirectly by means market, (c) Investment Companies, of forgery or alteration of, on or in any or (d) Investment Advisors, or instrument, except when covered by (2) of any rule or regulation made Insuring Agreement (A), (E), (F) or (G). pursuant to any such law, unless such (b) loss due to riot or civil commotion outside loss, in the absence of such laws, the United States of America and Canada; rules or regulations, would be or loss due to military, naval or usurped covered under Insuring Agreements power, war or insurrection unless such loss (A) or (E). occurs in transit in the circumstances recited in Insuring Agreement (D), and (g) loss of Property or loss of privileges unless, when such transit was initiated, through the misplacement or loss of there was no knowledge of such riot, civil Property as set forth in Insuring Agreement commotion, military, naval or usurped (C) or (D) while the Property is in the power, war or insurrection on the part of custody of any armored motor vehicle any person acting for the Insured in company, unless such loss shall be in initiating such transit. excess of the amount recovered or (c) loss, in time of peace or war, directly or received by the Insured under (a) the indirectly caused by or resulting from the Insured's contract with said armored motor effects of nuclear fission or fusion or vehicle company, (b) insurance carried by radioactivity; provided, however, that this said armored motor vehicle company for paragraph shall not apply to loss resulting the benefit of users of its service, and (c) from industrial uses of nuclear energy. all other insurance and indemnity in force in (d) loss resulting from any wrongful act or acts whatsoever form carried by or for the of any person who is a member of the benefit of users of said armored motor Board of Directors of the Insured or a vehicle company's service, and then this member of any equivalent body by bond shall cover only such excess. whatsoever name known unless such (h) potential income, including but not limited to person is also an Employee or an elected interest and dividends, not realized by the official, partial owner or partner of the Insured because of a loss covered under Insured in some other capacity, nor, in any this bond, except as included under Insuring event, loss resulting from the act or acts of Agreement (I). any person while acting in the capacity of a (i) all damages of any type for which the member of such Board or equivalent body. Insured is legally liable, except direct (e) loss resulting from the complete or partial compensatory damages arising from a loss non-payment of, or default upon, any loan covered under this bond. or transaction in the nature of, or amounting (j) loss through the surrender of Property to, a loan made by or obtained from the away from an office of the Insured as a Insured or any of its partners, directors or result of a threat Employees, whether authorized or unauthorized and whether procured in good (1) to do bodily harm to any person, faith or through trick, artifice, fraud or false except loss of Property in transit in pretenses. unless such loss is covered the custody of any person acting as under Insuring Agreement (A), (E) or (F). messenger provided that when such (f) loss resulting from any violation by the transit was initiated there was no Insured or by any Employee knowledge by the Insured of any such threat, or (1) of law regulating (a) the issuance, (2) to do damage to the premises or purchase or sale of securities, (b) Property of the Insured, except when 41206 (9/84) 7 covered under Insuring Agreement LEGAL PROCEEDINGS (A). This bond is for the use and benefit only of the (k) all costs, fees and other expenses incurred Insured named in the Declarations and the by the Insured in establishing the existence Underwriter shall not be liable hereunder for loss of or amount of loss covered under this sustained by anyone other than the Insured unless the bond unless such indemnity is provided for Insured, in its sole discretion and at its option, shall under Insuring Agreement (B). include such loss in the Insured's proof of loss. At the earliest practicable moment after discovery of any (l) loss resulting from payments made or loss hereunder the Insured shall give the Underwriter withdrawals from the account of a written notice thereof and shall also within six months customer of the Insured, shareholder or after such discovery furnish to the Underwriter subscriber to shares involving funds affirmative proof of loss with full particulars. If claim erroneously credited to such account, is made under this bond for loss of securities or unless such payments are made to or shares, the Underwriter shall not be liable unless each withdrawn by such depositor or of such securities or shares is identified in such proof representative of such person, who is within of loss by a certificate or bond number or, where such the premises of the drawee bank of the securities or shares are uncertificated, by such Insured or within the office of the Insured identification means as agreed to by the Underwriter. at the time of such payment or withdrawal The Underwriter shall have thirty days after notice or unless such payment is covered under and proof of loss within which to investigate the claim, Insuring Agreement (A). but where the loss is clear and undisputed, settlement shall be made within forty-eight hours; and this shall (m) any loss resulting from Uncollectible Items apply notwithstanding the loss is made up wholly or in of Deposit which are drawn from a part of securities of which duplicates may be financial institution outside the fifty states of obtained. Legal proceedings for recovery of any loss the United States of America, District of hereunder shall not be brought prior to the expiration Columbia, and territories and possessions of of sixty days after such proof of loss is filed with the the United States of America, and Canada. Underwriter nor after the expiration of twenty-four months from the discovery of such loss, except that SECTION 3. ASSIGNMENT OF RIGHTS any action or proceeding to recover hereunder on account of any judgment against the Insured in any This bond does not afford coverage in favor of suit mentioned in General Agreement C or to recover any Employers of temporary personnel or of attorneys' fees paid in any such suit, shall be begun processors as set forth in sub-sections (6) and (7) of within twenty-four months from the date upon which Section 1(a) of this bond, as aforesaid, and upon the judgment in such suit shall become final. If any payment to the Insured by the Underwriter on limitation embodied in this bond is prohibited by any account of any loss through dishonest or fraudulent law controlling the construction hereof, such limitation act(s) including Larceny or Embezzlement committed shall be deemed to be amended so as to be equal to by any of the partners, officers or employees of such the minimum period of limitation permitted by such Employers, whether acting alone or in collusion with law. others, an assignment of such of the Insured's rights and causes of action as it may have against such Discovery occurs when the Insured Employers by reason of such acts so committed shall, (a) becomes aware of facts, or to the extent of such payment, be given by the (b) receives written notice of an actual or Insured to the Underwriter, and the Insured shall potential claim by a third party which execute all papers necessary to secure to the alleges that the Insured is liable under Underwriter the rights herein provided for. circumstance which would cause a reasonable person to assume SECTION 4. LOSS -NOTICE -PROOF- that a loss covered by the bond has been or will be 41206 (9/84) 8 incurred even though the exact amount or details of and the Insured cannot agree upon such cash value or loss may not be then such cost of replacement or repair, such shall be known. determined by arbitration. SECTION 5. VALUATION OF PROPERTY SECTION 7. LOST SECURITIES The value of any Property, except books of If the Insured shall sustain a loss of securities accounts or other records used by the Insured in the the total value of which is in excess of the limit stated conduct of its business, for the loss of which a claim in Item 3 of the Declarations of this bond, the liability shall be made hereunder, shall be determined by the of the Underwriter shall be limited to payment for, or average market value of such Property on the duplication of, securities having value equal to the limit business day next preceding the discovery of such stated in Item 3 of the Declarations of this bond. loss; provided, however, that the value of any If the Underwriter shall make payment to the Property replaced by the Insured prior to the payment Insured for any loss of securities, the Insured shall of claim therefor shall be the actual market value at thereupon assign to the Underwriter all of the the time of replacement; and further provided that in Insured's rights, title and interests in and to said case of a loss or misplacement of interim certificates, securities. warrants, rights, or other securities, the production With respect to securities the value of which do which is necessary to the exercise of subscription, not exceed the Deductible Amount (at the time of the conversion, redemption or deposit privileges, the value discovery of the loss) and for which the Underwriter thereof shall be the market value of such privileges may at its sole discretion and option and at the request immediately preceding the expiration thereof if said of the Insured issue a Lost Instrument Bond or Bonds loss or misplacement is not discovered until after their to effect replacement thereof, the Insured will pay the expiration. If no market price is quoted for such usual premium charged therefor and will indemnify Property or for such privileges, the value shall be the Underwriter against all loss or expense that the fixed by agreement between the parties or by Underwriter may sustain because of the issuance of arbitration. such Lost Instrument Bond or Bonds. With respect to securities the value of which In case of any loss or damage to Property exceeds the Deductible Amount (at the time of consisting of books of accounts or other records used discovery of the loss) and for which the Underwriter by the Insured in the conduct of its business, the may issue or arrange for the issuance of a Lost Underwriter shall be liable under this bond only if Instrument Bond or Bonds to effect replacement such books or records are actually reproduced and thereof, the Insured agrees that it will pay as premium then for not more than the cost of blank books, blank therefor a proportion of the usual premium charged pages or other materials plus the cost of labor for the therefor, said proportion being equal to the percentage actual transcription or copying of data which shall that the Deductible Amount bears to the value of the have been furnished by the Insured in order to securities upon discovery of the loss, and that it will reproduce such books and other records. indemnify the issuer of said Lost Instrument Bond or Bonds against all loss and expense that is not SECTION 6. VALUATION OF PREMISES AND recoverable from the Underwriter under the terms FURNISHINGS and conditions of this INVESTMENT COMPANY BLANKET BOND subject to the Limit of Liability In case of damage to any office of the Insured, hereunder. or loss of or damage to the furnishings, fixtures, stationery, supplies, equipment, safes or vaults therein, SECTION 8. SALVAGE the Underwriter shall not be liable for more than the actual cash value thereof, or for more than the actual In case of recovery, whether made by the cost of their replacement or repair. The Underwriter Insured or by the Underwriter, on account of any loss may, at its election, pay such actual cash value or in excess of the Limit of Liability hereunder plus the make such replacement or repair. If the Underwriter Deductible Amount applicable to such loss from any 41206 (9/84) 9 source other than suretyship, insurance, reinsurance, of any other person or persons shall be security or indemnity taken by or for the benefit of the deemed to be one loss with the act or acts Underwriter, the net amount of such recovery, less of the persons aided, or the actual costs and expenses of making same, shall (e) any one casualty or event other than those be applied to reimburse the Insured in full for the specified in (a), (b), (c) or (d) preceding, excess portion of such loss, and the remainder, if any, shall be deemed to be one loss, and shall be paid first in reimbursement of the Underwriter and thereafter in reimbursement of the shall be limited to the applicable Limit of Liability Insured for that part of such loss within the stated in Item 3 of the Declarations of this bond Deductible Amount. The Insured shall execute all irrespective of the total amount of such loss or losses necessary papers to secure to the Underwriter the and shall not be cumulative in amounts from year to rights provided for herein. year or from period to period. Sub-section (c) is not applicable to any situation SECTION 9. NON-REDUCTION AND NON- to which the language of sub-section (d) applies. ACCUMULATION OF LIABILITY AND TOTAL LIABILITY SECTION 10. LIMIT OF LIABILITY At all times prior to termination hereof this bond With respect to any loss set forth in the shall continue in force for the limit stated in the PROVIDED clause of Section 9 of this bond which is applicable sections of Item 3 of the Declarations of recoverable or recovered in whole or in part under this bond notwithstanding any previous loss for which any other bonds or policies issued by the Underwriter the Underwriter may have paid or be liable to pay to the Insured or to any predecessor in interest of the hereunder; PROVIDED, however, that regardless of Insured and terminated or cancelled or allowed to the number of years this bond shall continue in force expire and in which the period for discovery has not and the number of premiums which shall be payable expired at the time any such loss thereunder is or paid, the liability of the Underwriter under this bond discovered, the total liability of the Underwriter under with respect to all loss resulting from this bond and under other bonds or policies shall not exceed, in the aggregate, the amount carried (a) any one act of burglary, robbery or holdup, hereunder on such loss or the amount available to the or attempt thereat, in which no Partner or Insured under such other bonds or policies, as limited Employee is concerned or implicated shall by the terms and conditions thereof, for any such loss be deemed to be one loss, or if the latter amount be the larger. (b) any one unintentional or negligent act on the part of any one person resulting in damage SECTION 11. OTHER INSURANCE to or destruction or misplacement of Property, shall be deemed to be one loss, or If the Insured shall hold, as indemnity against (c) all wrongful acts, other than those specified any loss covered hereunder, any valid and in (a) above, of any one person shall be enforceable insurance or suretyship, the Underwriter deemed to be one loss, or shall be liable hereunder only for such amount of such loss which is in excess of the amount of such other (d) all wrongful acts, other than those specified insurance or suretyship, not exceeding, however, the in (a) above, of one or more persons (which Limit of Liability of this bond applicable to such loss. dishonest act(s) or act(s) of Larceny or Embezzlement include, but are not limited SECTION 12. DEDUCTIBLE to, the failure of an Employee to report such acts of others) whose dishonest act or The Underwriter shall not be liable under any of acts intentionally or unintentionally, the Insuring Agreements of this bond on account of loss knowingly or unknowingly, directly or as specified, respectively, in sub-sections (a), (b), (c), indirectly, aid or aids in any way, or permits (d) and (e) of Section 9, NON-REDUCTION AND the continuation of, the dishonest act or acts NON- ACCUMULATION OF LIABILITY AND 41206 (9/84) 10

TOTAL LIABILITY, unless the amount of such loss, assignment for the benefit of creditors of the Insured. after deducting the net amount of all reimbursement or immediately upon such Insured ceasing to exist, and/or recovery obtained or made by the Insured, other whether through merger into another entity, or by than from any bond or policy of insurance issued by an disposition of all of its assets. insurance company and covering such loss, or by the The Underwriter shall refund the unearned Underwriter on account thereof prior to payment by the premium computed at short rates in accordance with Underwriter of such loss, shall exceed the Deductible the standard short rate cancellation tables if Amount set forth in Item 3 of the Declarations hereof terminated by the Insured or pro rata if terminated for (herein called Deductible Amount) and then for such any other reason. excess only, but in no event for more than the applicable Limit of Liability stated in Item 3 of the This Bond shall terminate Declarations. (a) as to any Employee as soon as any The Insured will bear, in addition to the partner, officer or supervisory Employee Deductible Amount, premiums on Lost Instrument of the Insured, who is not in collusion Bonds as set forth in Section 7. with such Employee, shall learn of any There shall be no deductible applicable to any dishonest or fraudulent act(s), including loss under Insuring Agreement A sustained by any Larceny or Embezzlement on the part of Investment Company named as Insured herein. such Employee without prejudice to the loss of any Property then in transit in the custody of such Employee (See Section 16[d]), or (b) as to any Employee 60 days after receipt SECTION 13. TERMINATION by each Insured and by the Securities and Exchange Commission of a written notice The Underwriter may terminate this bond as an from the Underwriter of its desire to entirety by furnishing written notice specifying the terminate this bond as to such Employee, termination date which cannot be prior to 60 days or after the receipt of such written notice by each (c) as to any person, who is a partner, officer Investment Company named as Insured and the or employee of any Electronic Data Securities and Exchange Commission, Washington, Processor covered under this bond, from D.C. The Insured may terminate this bond as an and after the time that the Insured or any entirety by furnishing written notice to the partner or officer thereof not in collusion Underwriter. When the Insured cancels, the Insured with such person shall have knowledge or shall furnish written notice to the Securities and information that such person has Exchange Commission, Washington. D.C. prior to 60 committed any dishonest or fraudulent days before the effective date of the termination. The act(s), including Larceny or Underwriter shall notify all other Investment Embezzlement in the service of the Companies named as Insured of the receipt of such Insured or otherwise, whether such act termination notice and the termination cannot be be committed before or after the time this effective prior to 60 days after receipt of written bond is effective. notice by all other Investment Companies. Premiums are earned until the termination date as set forth SECTION 14. RIGHTS AFTER TERMINATION herein. OR CANCELLATION This Bond will terminate as to any one Insured At any time prior to the termination or immediately upon taking over of such Insured by a cancellation of this bond as an entirety, whether by receiver or other liquidator or by State or Federal the Insured or the Underwriter, the Insured may give officials, or immediately upon the filing of a petition to the Underwriter notice that it desires under this under any State or Federal statute relative to bond an additional period of 12 months within which bankruptcy or reorganization of the Insured, or to discover loss sustained by the Insured prior to the 41206 (9/84) 11 effective date of such termination or cancellation and the systems for the central handling of securities shall pay an additional premium therefor. established and maintained by such Corporations, and Upon receipt of such notice from the Insured, any employee of any recognized service company, the Underwriter shall give its written consent thereto; while such officers, partners, clerks and other provided, however, that such additional period of time employees and employees of service companies shall terminate immediately; perform services for such Corporations in the (a) on the effective date of any other operation of such systems. For the purpose of the insurance obtained by the Insured, its above definition a recognized service company shall successor in business or any other party, be any company providing clerks or other personnel to replacing in whole or in part the insurance said Exchanges or Corporation on a contract basis. afforded by this bond, whether or not The Underwriter shall not be liable on account such other insurance provides coverage of any loss(es) in connection with the central handling for loss sustained prior to its effective of securities within the systems established and date, or maintained by such Corporations, unless such loss(es) (b) upon takeover of the Insured's business shall be in excess of the amount(s) recoverable or by any State or Federal official or recovered under any bond or policy of insurance agency, or by any receiver or liquidator, indemnifying such Corporations, against such loss(es), acting or appointed for this purpose and then the Underwriter shall be liable hereunder without the necessity of the Underwriter giving notice only for the Insured's share of such excess loss(es), of such termination. In the event that such additional but in no event for more than the Limit of Liability period of time is terminated, as provided above, the applicable hereunder. Underwriter shall refund any unearned premium. For the purpose of determining the Insured's The right to purchase such additional period for share of excess loss(es) it shall be deemed that the the discovery of loss may not be exercised by any Insured has an interest in any certificate representing State or Federal official or agency, or by any receiver any security included within such systems equivalent or liquidator, acting or appointed to take over the to the interest the Insured then has in all certificates Insured's business for the operation or for the representing the same security included within such liquidation thereof or for any other purpose. systems and that such Corporations shall use their best judgement in apportioning the amount(s) SECTION 15. CENTRAL HANDLING OF recoverable or recovered under any bond or policy of SECURITIES insurance indemnifying such Corporations against such loss(es) in connection with the central handling Securities included in the systems for the of securities within such systems among all those central handling of securities established and having an interest as recorded by appropriate entries maintained by Depository Trust Company, Midwest in the books and records of such Corporations in Depository Trust Company, Pacific Securities Property involved in such loss(es) on the basis that Depository Trust Company, and Philadelphia each such interest shall share in the amount(s) so Depository Trust Company, hereinafter called recoverable or recovered in the ratio that the value of Corporations, to the extent of the Insured's interest each such interest bears to the total value of all such therein as effective by the making of appropriate interests and that the Insured's share of such excess entries on the books and records of such Corporations loss(es) shall be the amount of the Insured's interest shall be deemed to be Property. in such Property in excess of the amount(s) so The words "Employee" and "Employees" shall apportioned to the Insured by such Corporations. be deemed to include the officers, partners, clerks and This bond does not afford coverage in favor of other employees of the New York Stock Exchange, such Corporations or Exchanges or any nominee in Boston Stock Exchange, Midwest Stock Exchange, whose name is registered any security included within Pacific Stock Ex- change and Philadelphia Stock the systems for the central handling of securities Exchange, hereinafter called Exchanges, and of the established and maintained by such Corporations, and above named Corporations, and of any nominee in upon payment to the Insured by the Underwriter on whose name is registered any security included within account of any loss(es) within the systems, an 41206 (9/84) 12 assignment of such of the Insured's rights and causes named Insured for the purposes of this of action as it may have against such Corporations or bond. Exchanges shall to the extent of such payment, be given by the Insured to the Underwriter, and the SECTION 17. NOTICE AND CHANGE OF Insured shall execute all papers necessary to secure CONTROL to the Underwriter the rights provided for herein. Upon the Insured's obtaining knowledge of a SECTION 16. ADDITIONAL COMPANIES transfer of its outstanding voting securities which INCLUDED AS INSURED results in a change in control (as set forth in Section 2(a) (9) of the Investment Company Act of 1940) of If more than one corporation, co-partnership or the Insured, the Insured shall within thirty (30) days of person or any combination of them be included as the such knowledge give written notice to the Insured herein: Underwriter setting forth: (a) the names of the transferors and (a) the total liability of the Underwriter transferees (or the names of the hereunder for loss or losses sustained by beneficial owners if the voting securities any one or more or all of them shall not are requested in another name), and exceed the limit for which the (b) the total number of voting securities Underwriter would be liable hereunder if owned by the transferors and the all such loss were sustained by any one transferees (or the beneficial owners), of them, both immediately before and after the (b) the one first named herein shall be transfer, and deemed authorized to make, adjust and (c) the total number of outstanding voting receive and enforce payment of all claims securities. hereunder and shall be deemed to be the agent of the others for such purposes and As used in this section, control means the for the giving or receiving of any notice power to exercise a controlling influence over the required or permitted to be given by the management or policies of the Insured. terms hereof, provided that the Underwriter shall furnish each named Failure to give the required notice shall result in Investment Company with a copy of the termination of coverage of this bond, effective upon bond and with any amendment thereto, the date of stock transfer for any loss in which any together with a copy of each formal filing transferee is concerned or implicated. of the settlement of each such claim prior Such notice is not required to be given in the to the execution of such settlement, case of an Insured which is an Investment Company. (c) the Underwriter shall not be responsible for the proper application of any payment SECTION 18. CHANGE OR MODIFICATION made hereunder to said first named Insured, This bond or any instrument amending or (d) knowledge possessed or discovery made effecting same may not be changed or modified by any partner, officer or supervisory orally. No changes in or modification thereof shall be Employee of any Insured shall for the effective unless made by written endorsement issued purposes of Section 4 and Section 13 of to form a part hereof over the signature of the this bond constitute knowledge or Underwriter's Authorized Representative. When a discovery by all the Insured, and bond covers only one Investment Company no change or modification which would adversely affect the (e) if the first named Insured ceases for any rights of the Investment Company shall be effective reason to be covered under this bond, prior to 60 days after written notification has been then the Insured next named shall furnished to the Securities and Exchange Commission, thereafter be considered as the first Washington, D.C. by the Insured or by the 41206 (9/84) 13

Underwriter. If more than one Investment Company is named as the Insured herein, the Underwriter shall give written notice to each Investment Company and to the Securities and Exchange Commission, Washington, D.C. not less than 60 days prior to the effective date of any change or modification which would adversely affect the rights of such Investment Company. IN WITNESS WHEREOF, the Underwriter has caused this bond to be executed on the Declarations Page. ` 41206 (9/84) 14

This endorsement, effective 10/10/2018 at 12:01 AM forms a part of Policy number: 6214354 Issued to: Global X Funds By: National Union Fire Insurance Company of Pittsburgh, PA PROTECTED INFORMATION EXCLUSION (CARVEBACK) This endorsement modifies insurance provided under the following: INVESTMENT COMPANY BLANKET BOND In consideration of the premium charged, it is hereby understood and agreed that this policy does not cover loss resulting directly or indirectly from the: (i) “theft,” disappearance or destruction of; (ii) unauthorized use or disclosure of; (iii) unauthorized access to; or (iv) failure to protect any: (1) confidential or non-public; or (2) personal or personally identifiable; information that any person or entity has a duty to protect under any law, rule or regulation, any agreement or any industry guideline or standard. This exclusion shall not apply to loss of any money, securities or tangible property: (a) owned by the Insured; (b) held by the Insured in any capacity; or (c) owned and held by someone else under circumstances which make the Insured responsible for the Property prior to the occurrence of the loss; that was the subject of a theft, disappearance, damage or destruction resulting directly from the unauthorized use or disclosure of such information. ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED. © American International Group, Inc. All rights reserved. _______________________________ AUTHORIZED REPRESENTATIVE 115903 (10/13) Page 1 of 1

This endorsement, effective 10/10/2018 at 12:01 AM forms a part of Policy number: 6214354 Issued to: Global X Funds By: National Union Fire Insurance Company of Pittsburgh, PA INDIRECT OR CONSEQUENTIAL LOSS EXCLUSION This rider modifies insurance provided under the following: INVESTMENT COMPANY BLANKET BOND It is agreed that: 1. This bond shall not cover any indirect or any consequential loss of any nature including, but not limited to fines, penalties, multiple or punitive damages. 2. Nothing contained here shall be held to vary, alter, waive or extend any of the terms, limitations, conditions, or agreements of the attached bond other than as above stated. © American International Group, Inc. All rights reserved. _______________________________ AUTHORIZED REPRESENTATIVE 113022 (10/12) Page 1 of 1

This endorsement, effective at 12:01 AM 10/10/2018 forms a part of Policy number 6214354 Issued to: Global X Funds By: National Union Fire Insurance Company of Pittsburgh, PA CLAIMS EXPENSE INSURING AGREEMENT In consideration of the premium charged, it is hereby understood and agreed that the bond is amended by adding Insuring Agreement N to the bond as follows: CLAIMS EXPENSE Reasonable expenses (excluding the cost of services rendered by employees of the Insured) necessarily incurred and paid by the Insured in preparing any valid claim for loss, as defined in Insuring Agreements A, B, C, D, E, F, G, H, and I and any other valid coverage added by rider, which loss exceeds the Single Loss Deductible Amount of $5,000. If no loss is established hereunder, then the Insured will bear all such expenses. The Underwriter’s maximum liability for such expenses paid by the Insured in preparing any one such claim shall be limited to $25,000 which is part of, and not in addition to, the Aggregate Limit of Liability stated on the Declaration Page of this bond. There shall be no coverage hereunder for any expenses arising out of any legal dispute, suit or arbitration with the Underwriter. This coverage is subject to a deductible of $5,000 each and every loss. Solely for the purpose of the coverage afforded by this rider, Section 2. EXCLUSIONS, paragraph (k) is hereby deleted in its entirety. ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED. © All rights reserved _______________________________ AUTHORIZED REPRESENTATIVE

This endorsement, effective at 12:01 AM 10/10/2018 forms a part of Policy number 6214354 Issued to: Global X Funds By: National Union Fire Insurance Company of Pittsburgh, PA AMEND NAMED INSURED In consideration of the premium charged, it is hereby understood and agreed the Named of Insured listed in Item 1. of the DECLARATIONS (“Named Insured”) shall also include any entity set forth below ENTITY 1. Global X Management Company LLC ALL OTHER TERMS, CONDITIONS AND EXCLUSIONS REMAIN UNCHANGED © Chartis, Inc. All rights reserved AUTHORIZED REPRESENTATIVE

This rider, effective 10/10/2018 at 12:01 AM, forms a part of Bond number: 6214354 Issued to: Global X Funds By: National Union Fire Insurance Company of Pittsburgh, PA AUTOMATIC COVERAGE AND LIMIT INCREASE RIDER In consideration of the premium charged, it is hereby understood and agreed that: 1. If the first named Insured establishes a new Investment Company (as defined in the Investment Company Act of 1940) during the Bond Period other than by consolidation or merger with, purchase or acquisition of assets or liabilities of, another institution, such new Investment Company shall automatically be covered hereunder as an “Insured” from the date of such establishment for the remainder of the Bond Period, subject to paragraph 2 of this endorsement. 2. If the Insured shall, while this bond is in force, require an increase in the Limit of Liability as listed in Item 3 of the Declarations of this bond to comply with SEC Rule 17g-1 of the Investment Company Act of 1940, due to an increase in asset size of current funds insured under the bond or by the addition of new Investment Companies (as defined in the Investment Company Act of 1940), then such increase in the Limit of Liability shall be automatic up to the minimum amount required by SEC Rule 17g-1 for the remainder of the Bond Period. Notwithstanding the foregoing, however, under no circumstances shall the Limit of Liability exceed $3,500,000 without the prior written approval of the Underwriter. If the Limit of Liability required by SEC Rule 17g-1 for the remainder of the Bond Period exceeds $3,500,000, the first Named Insured needs to obtain the prior written approval of the Underwriter, and to pay the additional premium required by the Underwriter. 3. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations conditions or agreements of the attached bond other than as above stated. © American International Group, Inc. All rights reserved. _______________________________ AUTHORIZED REPRESENTATIVE Page 1 of 1